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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-01997) and related Prospectus of F.N.B. Corporation for the registration of 3,276,700 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1996, with respect to the consolidated financial statements of F.N.B. Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                            /s/  ERNST & YOUNG, LLP


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                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

May 7, 1996